EXHIBIT 99.2

Terra Tech Corp. Provides Corporate Update in Recent Audio Interview at SmallCapVoice.com

NEWPORT BEACH, Ca. – April 12, 2016 – SmallCapVoice.com, Inc. (SCV) and Terra Tech Corp. (OTCQX: TRTC) ("Terra Tech" or the "Company"), a vertically integrated cannabis-focused agriculture company, today announced that Derek Peterson, CEO of Terra Tech, was featured in an audio interview on SmallCapVoice.com.

Derek Peterson, CEO of Terra Tech (OTCQX: TRTC) was interviewed by SmallCapVoice.com to discuss recent Company news and developments, as well as the outlook for the Company and industry. Topics covered in the interview include the recent closing of the Blum acquisition and upcoming grand opening of its Las Vegas, Nevada location on April 20th, the Company's new line of pre-filled cartridges, and Terra Tech's recent SEC filings.

"Terra Tech is entering an exciting new chapter with the launch of our new line of pre-filled cartridges, the recent closing of our first retail dispensary in California, and the upcoming Grand Opening of our first ever retail location in Nevada," commented Derek Peterson, CEO of Terra Tech. "Operationally, we are moving from strength to strength and are now proud to be one of the only vertically integrated medical cannabis operators in the country. Brand recognition is also improving with ongoing sales and marketing of our proprietary IVXX brand, which is sold at our retail location in California and will soon be launched in Nevada. These recent strategic initiatives will enable us to scale Terra Tech's operations at a rapid rate and capitalize on the tremendous opportunity we are seeing in the medical cannabis market."

An audio recording of the interview can be accessed by clicking on the following link: http://smallcapvoice.com/blog/4-11-16-smallcapvoice-interview-with-terra-tech-corp-trtc/ or on the investor relations section of the Company's website: http://ir.terratechcorp.com/ir-calendar

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About SmallCapVoice.com

SmallCapVoice.com is a recognized corporate investor relations firm, with clients nationwide, known for its ability to help emerging growth companies build a following among retail and institutional investors. SmallCapVoice.com utilizes its stock newsletter to feature its daily stock picks, audio interviews, as well as its clients' financial news releases. SmallCapVoice.com also offers individual investors all the tools they need to make informed decisions about the stocks they are interested in. Tools like stock charts, stock alerts, and Company Information Sheets can assist with investing in stocks that are traded on the OTC BB and Pink Sheets. To learn more about SmallCapVoice.com and their services, please visit http://www.smallcapvoice.com/services.html.

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About Terra Tech

Terra Tech Corp. (TRTC), through its wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies. The company integrates best-of-breed hydroponic equipment with proprietary software and hardware to provide sustainable solutions for indoor agriculture enterprises and home practitioners. Our complete product line is available at specialty retailers throughout the United States, and via our website. TRTC, through its wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as Shoprite, Walmart, Krogers, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. The Company's MediFarm LLC subsidiaries are focused on medical cannabis businesses throughout Nevada. IVXX LLC is a wholly-owned subsidiary that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

Follow us on Instagram @socal_IVXX

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to : (i) our ability to integrate Black Oak Gallery, a California corporation ("Black Oak") into the Company's operations, (ii) the product demand, market, and customer acceptance of the Company's products, (iii) the Company's ability to obtain financing to expand our operations, (iv) the Company's ability to attract qualified sales representatives, (v) competition, pricing and development difficulties, (vi) the Company's ability to conduct the business of IVXX, Inc., the contemplated businesses of MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC, and, if and when the merger of Black Oak closes, the business of Black Oak , if there are changes in laws, regulations, or government policies related to cannabis, (vii) the Company's ability to conduct operations if disease, insects, or mites affect Edible Garden Corp.'s produce, herbs, and floral products, and (viii) general industry and market conditions and growth rates and general economic conditions. . Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson / Elizabeth Barker

KCSA Strategic Communications

TRTC@kcsa.com